                    Exhibit 3.1

Bylaws
of
PG&E Corporation
amended as of May 14, 2008

Article I.
SHAREHOLDERS.

1.           Place of Meeting.  All meetings of the shareholders shall be held at the office of the Corporation in the City and County of San Francisco, State of California, or at such other place, within or without the State of California, as may be designated by the Board of Directors.

2.           Annual Meetings.  The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors.

Written notice of the annual meeting shall be given not less than ten (or, if sent by third-class mail, thirty) nor more than sixty days prior to the date of the meeting to each shareholder entitled to vote thereat.  The notice shall state the place, day, and hour of such meeting, and those matters which the Board, at the time of mailing, intends to present for action by the shareholders.

Notice of any meeting of the shareholders shall be given by mail or telegraphic or other written communication, postage prepaid, to each holder of record of the stock entitled to vote thereat, at his address, as it appears on the books of the Corporation.

At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the annual meeting.  To be properly brought before an annual meeting, business must be (i) specified in the notice of the annual meeting (or any supplement thereto) given by or at the direction of the Board, or (ii) otherwise properly brought before the annual meeting by a shareholder.  For business to be properly brought before an annual meeting by a shareholder, including the nomination of any person (other than a person nominated by or at the direction of the Board) for election to the Board, the shareholder must have given timely and proper written notice to the Corporate Secretary of the Corporation.  To be timely, the shareholder’s written notice must be received at the principal executive office of the Corporation not less than forty-five days before the date corresponding to the mailing date of the notice and proxy materials for the prior year’s annual meeting of shareholders; provided, however, that if the annual meeting to which the shareholder’s written notice relates is to be held on a date that differs by more than thirty days from the date of the last annual meeting of shareholders, the shareholder’s written notice to be timely must be so received not later than the close of business on the tenth day following the date on which public disclosure of the date of the annual meeting is made or given to shareholders.  Any shareholder’s written notice that is delivered after the close of business (5:00 p.m. local time) will be considered received on the following business day.  To be proper, the shareholder’s written notice must set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address of the shareholder as they appear on the Corporation’s books, (c) the class and number of shares of the Corporation that are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business.  In addition, if the shareholder’s written notice relates to the nomination at the annual meeting of any person for election to the Board, such notice to be proper must also set forth (a) the name, age, business address, and residence address of each person to be so nominated, (b) the principal occupation or employment of each such person, (c) the number of shares of capital stock of the Corporation beneficially owned by each such person, and (d) such other information concerning each such person as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such person as a Director, and must be accompanied by a consent, signed by each such person, to serve as a Director of the Corporation if elected.  Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section.

3.           Special Meetings.  Special meetings of the shareholders shall be called by the Corporate Secretary or an Assistant Corporate Secretary at any time on order of the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, the Chief Executive Officer, or the President.  Special meetings of the shareholders shall also be called by the Corporate Secretary or an Assistant Corporate Secretary upon the written request of holders of shares entitled to cast not less than ten percent of the votes at the meeting.  Such request shall state the purposes of the meeting, and shall be delivered to the Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, the Chief Executive Officer, the President, or the Corporate Secretary.

A special meeting so requested shall be held on the date requested, but not less than thirty-five nor more than sixty days after the date of the original request.  Written notice of each special meeting of shareholders, stating the place, day, and hour of such meeting and the business proposed to be transacted thereat, shall be given in the manner stipulated in Article I, Section 2, Paragraph 3 of these Bylaws within twenty days after receipt of the written request.

4.           Voting at Meetings.  At any meeting of the shareholders, each holder of record of stock shall be entitled to vote in person or by proxy.  The authority of proxies must be evidenced by a written document signed by the shareholder and must be delivered to the Corporate Secretary of the Corporation prior to the commencement of the meeting.

5.           Shareholder Action by Written Consent.  Subject to Section 603 of the California Corporations Code, any action which, under any provision of the California Corporations Code, may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Any party seeking to solicit written consent from shareholders to take corporate action must deliver a notice to the Corporate Secretary of the Corporation which requests the Board of Directors to set a record date for determining shareholders entitled to give such consent.  Such written request must set forth as to each matter the party proposes for shareholder action by written consents (a) a brief description of the matter and (b) the class and number of shares of the Corporation that are beneficially owned by the requesting party.  Within ten days of receiving the request in the proper form, the Board shall set a record date for the taking of such action by written consent in accordance with California Corporations Code Section 701 and Article IV, Section 1 of these Bylaws.  If the Board fails to set a record date within such ten-day period, the record date for determining shareholders entitled to give the written consent for the matters specified in the notice shall be the day on which the first written consent is given in accordance with California Corporations Code Section 701.

Each written consent delivered to the Corporation must set forth (a) the action sought to be taken, (b) the name and address of the shareholder as they appear on the Corporation’s books, (c) the class and number of shares of the Corporation that are beneficially owned by the shareholder, (d) the name and address of the proxyholder authorized by the shareholder to give such written consent, if applicable, and (d) any material interest of the shareholder or proxyholder in the action sought to be taken.

Consents to corporate action shall be valid for a maximum of sixty days after the date of the earliest dated consent delivered to the Corporation.  Consents may be revoked by written notice (i) to the Corporation, (ii) to the shareholder or shareholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the Corporation (the “Soliciting Shareholders”), or (iii) to a proxy solicitor or other agent designated by the Corporation or the Soliciting Shareholders.

Within three business days after receipt of the earliest dated consent solicited by the Soliciting Shareholders and delivered to the Corporation in the manner provided in California Corporations Code Section 603 or the determination by the Board of Directors of the Corporation that the Corporation should seek corporate action by written consent, as the case may be, the Corporate Secretary shall engage nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations.  The cost of retaining inspectors of election shall be borne by the Corporation.

Consents and revocations shall be delivered to the inspectors upon receipt by the Corporation, the Soliciting Shareholders or their proxy solicitors, or other designated agents.  As soon as consents and revocations are received, the inspectors shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents.  The inspectors shall keep such count confidential and shall not reveal the count to the Corporation, the Soliciting Shareholder or their representatives, or any other entity.  As soon as practicable after the earlier of (i) sixty days after the date of the earliest dated consent delivered to the Corporation in the manner provided in California Corporations Code Section 603, or (ii) a written request therefor by the Corporation or the Soliciting Shareholders (whichever is soliciting consents), notice of which request shall be given to the party opposing the solicitation of consents, if any, which request shall state that the Corporation or Soliciting Shareholders, as the case may be, have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified in the consents has been received in accordance with these Bylaws, the inspectors shall issue a preliminary report to the Corporation and the Soliciting Shareholders stating:  (a) the number of valid consents, (b) the number of valid revocations, (c) the number of valid and unrevoked consents, (d) the number of invalid consents, (e) the number of invalid revocations, and (f) whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents.

Unless the Corporation and the Soliciting Shareholders shall agree to a shorter or longer period, the Corporation and the Soliciting Shareholders shall have forty-eight hours to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors.  If no written notice of an intention to challenge the preliminary report is received within forty-eight hours after the inspectors’ issuance of the preliminary report, the inspectors shall issue to the Corporation and the Soliciting Shareholders their final report containing the information from the inspectors’ determination with respect to whether the requisite number of valid and unrevoked consents was obtained to authorize and take the action specified in the consents.  If the Corporation or the Soliciting Shareholders issue written notice of an intention to challenge the inspectors’ preliminary report within forty-eight hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable.  A transcript of the challenge session shall be recorded by a certified court reporter.  Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the Soliciting Shareholders and the Corporation, which report shall contain the information included in the preliminary report, plus all changes in the vote totals as a result of the challenge and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents.  A copy of the final report of the inspectors shall be included in the book in which the proceedings of meetings of shareholders are recorded.

Unless the consent of all shareholders entitled to vote have been solicited in writing, the Corporation shall give prompt notice to the shareholders in accordance with California Corporations Code Section 603 of the results of any consent solicitation or the taking of the corporate action without a meeting and by less than unanimous written consent.

Article II.
DIRECTORS.

1.           Number.  As stated in paragraph I of Article Third of this Corporation’s Articles of Incorporation, the Board of Directors of this Corporation shall consist of such number of directors, not less than seven (7) nor more than thirteen (13).  The exact number of directors shall be eight (8) until changed, within the limits specified above, by an amendment to this Bylaw duly adopted by the Board of Directors or the shareholders.

2.           Powers.  The Board of Directors shall exercise all the powers of the Corporation except those which are by law, or by the Articles of Incorporation of this Corporation, or by the Bylaws conferred upon or reserved to the shareholders.

3.           Committees.  The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate and appoint one or more committees as the Board deems appropriate, each consisting of two or more directors, to serve at the pleasure of the Board; provided, however, that, as required by this Corporation’s Articles of Incorporation, the members of the Executive Committee (should the Board of Directors designate an Executive Committee) must be appointed by the affirmative vote of two-thirds of the authorized number of directors.  Any such committee, including the Executive Committee, shall have the authority to act in the manner and to the extent provided in the resolution of the Board of Directors designating such committee and may have all the authority of the Board of Directors, except with respect to the matters set forth in California Corporations Code Section 311.

4.           Time and Place of Directors' Meetings.  Regular meetings of the Board of Directors shall be held on such days and at such times and at such locations as shall be fixed by resolution of the Board, or designated by the Chairman of the Board or, in his absence, the Vice Chairman of the Board, the Chief Executive Officer, or the President of the Corporation and contained in the notice of any such meeting.  Notice of meetings shall be delivered personally or sent by mail or telegram at least seven days in advance.

5.           Special Meetings.  The Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, the Chief Executive Officer, the President, or any five directors may call a special meeting of the Board of Directors at any time.  Notice of the time and place of special meetings shall be given to each Director by the Corporate Secretary.  Such notice shall be delivered personally or by telephone (or other system or technology designed to record and communicate messages, including facsimile, electronic mail, or other such means) to each Director at least four hours in advance of such meeting, or sent by first-class mail or telegram, postage prepaid, at least two days in advance of such meeting.

6.           Quorum.  A quorum for the transaction of business at any meeting of the Board of Directors or any committee thereof shall consist of one-third of the authorized number of directors or committee members, or two, whichever is larger.

7.           Action by Consent.  Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all Directors individually or collectively consent in writing to such action.  Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors.

8.           Meetings by Conference Telephone.  Any meeting, regular or special, of the Board of Directors or of any committee of the Board of Directors, may be held by conference telephone or similar communication equipment, provided that all Directors participating in the meeting can hear one another.

9.           Majority Voting.  In any uncontested election, nominees receiving the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be elected.  In any election that is not an uncontested election, the nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected by those shares, shall be elected; votes against a director and votes withheld shall have no legal effect.

For purposes of these Bylaws, “uncontested election” means an election of directors of the Corporation in which, at the expiration of the times fixed under Article I, Section 2 of these Bylaws requiring advance notification of director nominees, or for special meetings, at the time notice is given of the meeting at which the election is to occur, the number of nominees for election does not exceed the number of directors to be elected by the shareholders at that election.

If an incumbent director fails, in an uncontested election, to receive the vote required to be elected in accordance with this Article II, Section 9, then, unless the incumbent director has earlier resigned, the term of such incumbent director shall end on the date that is the earlier of (a) ninety (90) days after the date on which the voting results are determined pursuant to Section 707 of the California Corporations Code, or (b) the date on which the Board of Directors selects a person to fill the office held by that director in accordance with the procedures set forth in these Bylaws and Section 305 of the California Corporations Code.

Article III.
OFFICERS.

1.           Officers.  The officers of the Corporation shall be elected by the Board of Directors and include a President, a Corporate Secretary, a Treasurer, or other such officers as required by law.  The Board of Directors also may elect one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other such officers as may be appropriate, including the offices described below.  Any number of offices may be held by the same person.

2.           Chairman of the Board.  The Chairman of the Board shall be a member of the Board of Directors and preside at all meetings of the shareholders, of the Directors, and of the Executive Committee in the absence of the Chairman of that Committee.  The Chairman of the Board shall have such duties and responsibilities as may be prescribed by the Board of Directors or the Bylaws.  The Chairman of the Board shall have authority to sign on behalf of the Corporation agreements and instruments of every character, and, in the absence or disability of the Chief Executive Officer, shall exercise the Chief Executive Officer's duties and responsibilities.

3.           Vice Chairman of the Board.  The Vice Chairman of the Board shall be a member of the Board of Directors and have such duties and responsibilities as may be prescribed by the Board of Directors, the Chairman of the Board, or the Bylaws.  In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside at all meetings of the Board of Directors and of the shareholders; and, in the absence of the Chairman of the Executive Committee and the Chairman of the Board, the Vice Chairman of the Board shall preside at all meetings of the Executive Committee.  The Vice Chairman of the Board shall have authority to sign on behalf of the Corporation agreements and instruments of every character.

4.           Chairman of the Executive Committee.  The Chairman of the Executive Committee shall be a member of the Board of Directors and preside at all meetings of the Executive Committee.  The Chairman of the Executive Committee shall aid and assist the other officers in the performance of their duties and shall have such other duties as may be prescribed by the Board of Directors or the Bylaws.

5.           Chief Executive Officer.  The Chief Executive Officer shall have such duties and responsibilities as may be prescribed by the Board of Directors, the Chairman of the Board, or the Bylaws.  If there be no Chairman of the Board, the Chief Executive Officer shall also exercise the duties and responsibilities of that office.  The Chief Executive Officer shall have authority to sign on behalf of the Corporation agreements and instruments of every character.  In the absence or disability of the President, the Chief Executive Officer shall exercise the President’s duties and responsibilities.

6.           President.  The President shall have such duties and responsibilities as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the Bylaws. If there be no Chief Executive Officer, the President shall also exercise the duties and responsibilities of that office.  The President shall have authority to sign on behalf of the Corporation agreements and instruments of every character.

7.           Chief Financial Officer.  The Chief Financial Officer shall be responsible for the overall management of the financial affairs of the Corporation.  The Chief Financial Officer shall render a statement of the Corporation's financial condition and an account of all transactions whenever requested by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, or the President.

The Chief Financial Officer shall have such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, or the Bylaws.

8.           General Counsel.  The General Counsel shall be responsible for handling on behalf of the Corporation all proceedings and matters of a legal nature.  The General Counsel shall render advice and legal counsel to the Board of Directors, officers, and employees of the Corporation, as necessary to the proper conduct of the business.  The General Counsel shall keep the management of the Corporation informed of all significant developments of a legal nature affecting the interests of the Corporation.

The General Counsel shall have such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, or the Bylaws.

9.           Vice Presidents.  Each Vice President shall have such duties and responsibilities as may be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, or the Bylaws.  Each Vice President's authority to sign agreements and instruments on behalf of the Corporation shall be as prescribed by the Board of Directors.  The Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, or the President may confer a special title upon any Vice President.

10.           Corporate Secretary.  The Corporate Secretary shall attend all meetings of the Board of Directors and the Executive Committee, and all meetings of the shareholders, and the Corporate Secretary shall record the minutes of all proceedings in books to be kept for that purpose.  The Corporate Secretary shall be responsible for maintaining a proper share register and stock transfer books for all classes of shares issued by the Corporation.  The Corporate Secretary shall give, or cause to be given, all notices required either by law or the Bylaws.  The Corporate Secretary shall keep the seal of the Corporation in safe custody, and shall affix the seal of the Corporation to any instrument requiring it and shall attest the same by the Corporate Secretary’s signature.

The Corporate Secretary shall have such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, or the Bylaws.

The Assistant Corporate Secretaries shall perform such duties as may be assigned from time to time by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, or the Corporate Secretary.  In the absence or disability of the Corporate Secretary, the Corporate Secretary’s duties shall be performed by an Assistant Corporate Secretary.

11.           Treasurer.  The Treasurer shall have custody of all moneys and funds of the Corporation, and shall cause to be kept full and accurate records of receipts and disbursements of the Corporation.  The Treasurer shall deposit all moneys and other valuables of the Corporation in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors or any employee of the Corporation designated by the Board of Directors.  The Treasurer shall disburse such funds of the Corporation as have been duly approved for disbursement.

The Treasurer shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, or the Bylaws.

The Assistant Treasurers shall perform such duties as may be assigned from time to time by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, or the Treasurer.  In the absence or disability of the Treasurer, the Treasurer’s duties shall be performed by an Assistant Treasurer.

12.           Controller.  The Controller shall be responsible for maintaining the accounting records of the Corporation and for preparing necessary financial reports and statements, and the Controller shall properly account for all moneys and obligations due the Corporation and all properties, assets, and liabilities of the Corporation.  The Controller shall render to the officers such periodic reports covering the result of operations of the Corporation as may be required by them or any one of them.

The Controller shall have such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, or the Bylaws.  The Controller shall be the principal accounting officer of the Corporation, unless another individual shall be so designated by the Board of Directors.

Article IV.
MISCELLANEOUS.

1.           Record Date.  The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, or entitled to receive any dividend or distribution, or allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares.  The record date so fixed shall be not more than sixty nor less than ten days prior to the date of such meeting nor more than sixty days prior to any other action for the purposes for which it is so fixed.  When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting, or entitled to receive any dividend or distribution, or allotment of rights, or to exercise the rights, as the case may be.

2.           Certificates; Direct Registration System.  Shares of the Corporation's capital stock may be certificated or uncertificated, as provided under California law.  Any certificates that are issued shall be signed in the name of the Corporation by the Chairman of the Board, the Vice Chairman of the Board, the President, or a Vice President and by the Chief Financial Officer, an Assistant Treasurer, the Corporate Secretary, or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, Transfer Agent, or Registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, Transfer Agent, or Registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, Transfer Agent, or Registrar at the date of issue.  Shares of the Corporation’s capital stock may also be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation in accordance with a direct registration system approved by the Securities and Exchange Commission and by the New York Stock Exchange or any securities exchange on which the stock of the Corporation may from time to time be traded.

Transfers of shares of stock of the Corporation shall be made by the Transfer Agent and Registrar on the books of the Corporation after receipt of a request with proper evidence of succession, assignment, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate. Subject to the foregoing, the Board of Directors shall have power and authority to make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer, and registration of shares of stock of the Corporation, and to appoint and remove Transfer Agents and Registrars of transfers.

3.           Lost Certificates.  Any person claiming a certificate of stock to be lost, stolen, mislaid, or destroyed shall make an affidavit or affirmation of that fact and verify the same in such manner as the Board of Directors may require, and shall, if the Board of Directors so requires, give the Corporation, its Transfer Agents, Registrars, and/or other agents a bond of indemnity in form approved by counsel, and in amount and with such sureties as may be satisfactory to the Corporate Secretary of the Corporation, before a new certificate (or uncertificated shares in lieu of a new certificate) may be issued of the same tenor and for the same number of shares as the one alleged to have been lost, stolen, mislaid, or destroyed.

Article V.
AMENDMENTS.

1.           Amendment by Shareholders.  Except as otherwise provided by law, these Bylaws, or any of them, may be amended or repealed or new Bylaws adopted by the affirmative vote of a majority of the outstanding shares entitled to vote at any regular or special meeting of the shareholders.

2.           Amendment by Directors.  To the extent provided by law, these Bylaws, or any of them, may be amended or repealed or new Bylaws adopted by resolution adopted by a majority of the members of the Board of Directors; provided, however, that amendments to Article II, Section 9 of these Bylaws, and any other Bylaw provision that implements a majority voting standard for director elections (excepting any amendments intended to conform those Bylaw provisions to changes in applicable laws) shall be amended by the shareholders of the Corporation as provided in Section 1 of this Article V.